Exhibit 99.1

Agilent Technologies Reports Second-Quarter Fiscal Year 2018 Financial Results

Strong Quarter, Reaffirming Full Year Guidance

Highlights:

•	Revenue of $1.21 billion, representing growth of 9 percent (core revenue growth of 4.3 percent(1))

•	GAAP net income of $205 million, or $0.63 per share

•	Non-GAAP net income of $212 million, or $0.65 per share(2), $0.03 above midpoint guidance of $0.62 per share, an increase of 12 percent from 2017

•	Third-quarter fiscal year revenue guidance of $1.185 billion to $1.205 billion, and non-GAAP earnings guidance of $0.61 to $0.63 per share(3)

•	Reaffirming fiscal year 2018 core revenue growth guidance of 5.5 percent(1) and fiscal year 2018 non-GAAP earnings guidance midpoint of $2.65 per share(3)

SANTA CLARA, Calif., May 14, 2018

Agilent Technologies, Inc. (NYSE: A) today reported revenue of $1.21 billion for the second quarter ended April 30, 2018, up 9 percent year over year (up 4.3 percent on a core basis(1)).

Second-quarter GAAP net income was $205 million, or $0.63 per share. Last year’s second-quarter GAAP net income was $164 million, or $0.50 per share.

During the second quarter, Agilent had intangible amortization of $25 million, business exit and divestitures of $8 million, transformational initiatives of $5 million, acquisition and integration costs of $4 million, and $11 million in other net gains. Excluding these items and a tax benefit of $24 million, Agilent reported second-quarter non-GAAP net income of $212 million, or $0.65 per share(2).

“Again this quarter, we delivered significant earnings and cash flow growth on strong top-line results, contributing to an excellent first half of 2018. We saw strength in the Pharma and Chemical & Energy markets with 8 percent and 5 percent growth this quarter, respectively,” said Mike McMullen, Agilent CEO and president.

“We are successfully executing on our growth strategy,” continued McMullen. “On the innovation front, we are seeing strong momentum in our newly released products and are continuing to introduce highly differentiated solutions to help our customers advance their work. We are also effectively deploying our capital-the recently closed acquisitions of Genohm and Lasergen, Inc. will add new strategic capabilities to drive future growth and create value for our customers and our shareholders.”

Second-quarter revenue of $561 million from Agilent’s Life Sciences and Applied Markets Group (LSAG) grew 7 percent year over year (up 3 percent on a core basis(1)). Strength in mass spectrometry and cell analysis led the results. LSAG’s operating margin for the quarter was 21.2 percent.

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Second-quarter revenue of $426 million from the Agilent CrossLab Group (ACG) grew 13 percent year over year (up 7 percent on a core basis(1)). Growth was strong across services and consumables. ACG’s operating margin for the quarter was 23.1 percent.

Second-quarter revenue of $219 million from Agilent’s Diagnostics and Genomics Group (DGG) grew 9 percent year over year (up 4 percent on a core basis(1)) led by strength in genomics. DGG’s operating margin for the quarter was 20.2 percent.

Agilent expects third-quarter 2018 revenue in the range of $1.185 billion to $1.205 billion. Third-quarter 2018 non-GAAP earnings are expected to be in the range of $0.61 to $0.63 per share(3).

For fiscal year 2018, revenue guidance of $4.850 billion to $4.870 billion is adjusted only for changes in currency. Core revenue growth of 5.5 percent at the midpoint of guidance remains unchanged. Agilent expects non-GAAP earnings of $2.63 to $2.67 per share(3). The guidance is based on April 30, 2018 currency exchange rates.

Conference Call

Agilent’s management will present more details about its second-quarter fiscal 2018 financial results on a conference call with investors today at 1:30 p.m. (Pacific Time). This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q2 2018 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events -- Calendar of Events” section. The webcast will remain available on the company’s website for 90 days.

Additional information regarding financial results can be found at www.investor.agilent.com by selecting “Financial Results” in the “Financial Information” section.

A telephone replay of the conference call will be available at approximately May 14, 2018 at 4:30 PM (Pacific Time) after the call and through May 21 by dialing +1 855-859-2056 (or +1 404-537-3406 from outside the United States) and entering pass code 7398497.

About Agilent Technologies
Agilent Technologies Inc. (NYSE: A) is a global leader in life sciences, diagnostics and applied chemical markets. With more than 50 years of insight and innovation, Agilent instruments, software, services, solutions and people provide trusted answers to its customers’ most challenging questions. The company generated revenues of $4.47 billion in fiscal 2017 and employs 14,200 people worldwide. Information about Agilent is available at www.agilent.com.

Forward-Looking Statements
This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenue, earnings and profitability; planned new products; market trends; the future demand for the company’s products and services; customer expectations; and revenue and non-GAAP earnings guidance for the third quarter and full fiscal year 2018. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing, and the risk that we are not able to realize the savings expected from integration and restructuring activities. In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles;

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the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of our supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our quarterly report on Form 10-Q for the fiscal quarter ended January 31, 2018. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

# # #

(1)Core revenue growth excludes the impact of currency and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure. A reconciliation between Q2 FY18 GAAP revenue and core revenue is set forth on page 8 of the attached tables along with additional information regarding the use of this non-GAAP measure. Core revenue growth rate as projected for full fiscal year 2018 excludes the impact of currency, acquisitions and divestitures within the past 12 months. Most of the excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided for the projection.

(2)Non-GAAP net income and non-GAAP earnings per share primarily exclude the impacts of non-cash intangibles amortization, business exit and divestiture costs, transformational initiatives, acquisition and integration costs, Nucleic Acid Solutions Division (“NASD”) site costs and special compliance costs. We also exclude any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability. A reconciliation between non-GAAP net income and GAAP net income is set forth on page 6 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(3)Non-GAAP earnings per share as projected for Q3 FY18 and full fiscal year 2018 excludes primarily the impacts of non-cash intangibles amortization, business exit and divestiture costs, transformational initiatives, acquisition and integration costs, pension settlement gain, Nucleic Acid Solutions Division (“NASD”) site costs and special compliance costs. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability, including the impact of U.S. Tax Cuts and Jobs Act (Tax Reform). Most of these excluded amounts that pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $24 million per quarter.

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

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INVESTOR CONTACT:

Alicia Rodriguez
+1 408 345 8948
alicia_rodriguez@agilent.com

EDITORIAL CONTACT:

Stefanie Notaney
+1 408 345 8955
stefanie.notaney@agilent.com

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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	April 30,		Percent
	2018	2017	Inc/(Dec)

Net revenue	$1,206	$1,102	9%

Costs and expenses:
Cost of products and services	562	510	10%
Research and development	91	84	8%
Selling, general and administrative	338	307	10%
Total costs and expenses	991	901	10%

Income from operations	215	201	7%

Interest income	10	5	100%
Interest expense	(19)	(20)	(5)%
Other income (expense), net	21	5	—

Income before taxes	227	191	19%

Provision for income taxes	22	27	(19)%

Net income	$205	$164	25%

Net income per share:
Basic	$0.64	$0.51
Diluted	$0.63	$0.50

Weighted average shares used in computing net income per share:
Basic	322	321
Diluted	326	325

Cash dividends declared per common share	$0.149	$0.132

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Six Months Ended
	April 30,		Percent
	2018	2017	Inc/(Dec)

Net revenue	$2,417	$2,169	11%

Costs and expenses:
Cost of products and services	1,100	1,003	10%
Research and development	184	163	13%
Selling, general and administrative	679	596	14%
Total costs and expenses	1,963	1,762	11%

Income from operations	454	407	12%

Interest income	19	9	111%
Interest expense	(39)	(40)	(3)%
Other income (expense), net	26	8	—

Income before taxes	460	384	20%

Provision for income taxes	575	52	—

Net income (loss)	$(115)	$332	—

Net income (loss) per share:
Basic	$(0.36)	$1.03
Diluted	$(0.36)	$1.02

Weighted average shares used in computing net income (loss) per share:
Basic	323	322
Diluted	323	325

Cash dividends declared per common share	$0.298	$0.264

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2018	2018	2018	2017
Net income (loss)	$205	$164	$(115)	$332

Other comprehensive income (loss), net of tax:

Unrealized gain (loss) on derivative instruments	4	(1)	(3)	—
Amounts reclassified into earnings related to derivative instruments	3	(1)	3	(1)
Foreign currency translation	(53)	7	26	4
Net defined benefit pension cost and post retirement plan costs:
Change in actuarial net loss	7	9	13	26
Change in net prior service benefit	(2)	(2)	(3)	(3)
Other comprehensive income (loss)	(41)	12	36	26

Total comprehensive income (loss)	$164	$176	$(79)	$358

The preliminary statement of comprehensive income is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	April 30, 2018	October 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$3,011	$2,678
Accounts receivable, net	754	724
Inventory	594	575
Other current assets	166	192
Total current assets	4,525	4,169

Property, plant and equipment, net	798	757
Goodwill	2,618	2,607
Other intangible assets, net	314	361
Long-term investments	139	138
Other assets	390	394
Total assets	$8,784	$8,426

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$271	$305
Employee compensation and benefits	271	276
Deferred revenue	333	291
Short-term debt	315	210
Other accrued liabilities	175	181
Total current liabilities	1,365	1,263

Long-term debt	1,800	1,801
Retirement and post-retirement benefits	226	234
Other long-term liabilities	776	293
Total liabilities	4,167	3,591

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 322 million shares at April 30, 2018 and 322 million shares at October 31, 2017, issued	3	3
Additional paid-in-capital	5,332	5,300
Accumulated deficit	(412)	(126)
Accumulated other comprehensive loss	(310)	(346)
Total stockholders' equity	4,613	4,831
Non-controlling interest	4	4
Total equity	4,617	4,835
Total liabilities and equity	$8,784	$8,426

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income (loss)	$205	$164	$(115)	$332
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	50	54	101	109
Share-based compensation	12	15	43	35
Excess and obsolete inventory related charges	12	8	17	15
Other non-cash expenses, net	1	—	2	2
Changes in assets and liabilities:
Accounts receivable, net	(16)	(17)	(21)	(48)
Inventory	—	(3)	(34)	(29)
Accounts payable	(11)	(3)	(14)	6
Employee compensation and benefits	55	50	(7)	7
Change in assets and liabilities due to Tax Act	—	—	533	—
Other assets and liabilities	(5)	(11)	13	(56)
Net cash provided by operating activities (a)	303	257	518	373

Cash flows from investing activities:
Investments in property, plant and equipment	(48)	(43)	(108)	(75)
Payment to acquire cost method investments	—	—	(1)	—
Proceeds from divestitures	—	—	—	1
Change in restricted cash and cash equivalents, net	1	—	1	—
Payment in exchange for convertible note	(2)	—	(2)	—
Acquisition of businesses and intangible assets, net of cash acquired	(1)	—	(7)	(70)
Net cash used in investing activities	(50)	(43)	(117)	(144)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	11	8	36	26
Payment of taxes related to net share settlement of equity awards	(1)	(1)	(29)	(13)
Payment of dividends	(48)	(43)	(96)	(85)
Proceeds from debt and revolving credit facility	82	97	356	228
Repayment of debt and revolving credit facility	(112)	(45)	(251)	(87)
Treasury stock repurchases	(46)	(83)	(93)	(194)
Net cash used in financing activities	(114)	(67)	(77)	(125)

Effect of exchange rate movements	(15)	1	9	(4)

Net increase in cash and cash equivalents	124	148	333	100

Cash and cash equivalents at beginning of period	2,887	2,241	2,678	2,289
Cash and cash equivalents at end of period	$3,011	$2,389	$3,011	$2,389

(a) Cash payments included in operating activities:

Income tax payments, net	$16	$14	$48	$41
Interest payments	$14	$11	$43	$40

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Six Months Ended
	April 30,				April 30,
	2018	Diluted EPS	2017	Diluted EPS	2018	Diluted EPS		2017	Diluted EPS

GAAP net (loss) income	$205	$0.63	$164	$0.50	$(115)	$(0.36)	(b)	$332	$1.02
Non-GAAP adjustments:
Intangible amortization	25	0.08	31	0.10	50	0.15		62	0.19
Business exit and divestiture costs	8	0.02	—	—	8	0.02		—	—
Transformational initiatives	5	0.02	—	—	10	0.03		2	0.01
Acquisition and integration costs	4	0.01	7	0.02	7	0.02		23	0.07
Pension settlement gain	—	—	—	—	(5)	(0.02)		(32)	(0.10)
NASD site costs	2	0.01	—	—	4	0.01		—	—
Special compliance costs	1	—	—	—	2	0.01		—	—
Other	(14)	(0.04)	2	0.01	(14)	(0.04)		4	0.01
Adjustment for Tax Reform	—	—	—	—	533	1.63		—	—
Adjustment for taxes (a)	(24)	(0.08)	(17)	(0.05)	(52)	(0.14)		(32)	(0.10)
Non-GAAP net income	$212	$0.65	$187	$0.58	$428	$1.31	(c)	$359	$1.10

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to on-going operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the three and six months ended April 30, 2018, management uses a non-GAAP effective tax rate of 18.0%. In the same periods last year, management used a non-GAAP effective tax rate of 19.0%.

(b) GAAP diluted net loss per share was computed using 323 million weighted average diluted shares which excludes from consideration the anti-dilutive effects of all potential common shares outstanding.

(c) Non-GAAP diluted net income per share was computed using 326 million weighted average diluted shares which includes the dilutive effects of potential common shares outstanding.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to amortization of intangibles, transformational initiatives, acquisition and integration costs, pension settlement gain, NASD site costs, special compliance costs, and adjustment for Tax Reform.

Business exit and divestiture costs include costs associated with business divestitures.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers, small site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with company programs to transform our product lifecycle management (PLM) system, human resources and financial systems.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

Pension settlement gain resulted from transfer of the substitutional portion of our Japanese pension plan to the government.

NASD site costs include all the costs related to the expansion of our manufacturing of nucleic acid active pharmaceutical ingredients incurred prior to the commencement of commercial manufacturing.

Special compliance costs include costs associated with transforming our processes to implement new regulations such as the EU's General Data Protection Regulation (GDPR), revenue recognition and certain tax reporting requirements.

Other includes certain legal costs and settlements in addition to other miscellaneous adjustments.

Adjustment for Tax Reform primarily consists of an estimated provision of $480 million for U.S. transition tax and correlative items on deemed repatriated earnings of non-U.S. subsidiaries and an estimated provision of $53 million associated with the decrease in the U.S. corporate tax rate from 35% to 21% and its impact on our U.S. deferred tax assets and liabilities. The taxes payable associated with the transition tax, net of tax attributes, on deemed repatriation of foreign earnings is approximately $440 million, payable over 8 years. The final impact of Tax Reform may differ materially from these estimates, due to, among other things, changes in interpretations, analysis and assumptions made, additional guidance that may be issued, and actions that we may undertake.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Life Sciences and Applied Markets Group

	Q2'18	Q2'17
Revenues	$561	$523
Gross Margin, %	59.5%	59.9%
Income from Operations	$119	$110
Operating margin, %	21.2%	21.1%

Diagnostics and Genomics Group

	Q2'18	Q2'17
Revenues	$219	$201
Gross Margin, %	54.9%	57.6%
Income from Operations	$44	$49
Operating margin, %	20.2%	24.2%

Agilent CrossLab Group

	Q2'18	Q2'17
Revenues	$426	$378
Gross Margin, %	50.2%	49.7%
Income from Operations	$98	$82
Operating margin, %	23.1%	21.6%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to amortization of intangibles, business exit and divestiture costs, transformational initiatives, acquisition and integration costs, NASD site costs, and special compliance costs.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q2'18	Q2'17	Year-over-Year % Change

Life Sciences and Applied Markets Group	$561	$523	7%

Diagnostics and Genomics Group	219	201	9%

Agilent CrossLab Group	426	378	13%

Agilent	$1,206	$1,102	9%

	Non-GAAP (excluding Acquisitions and Divestitures)			Year-over-Year at Constant Currency (a)
Non-GAAP Revenue by Segment	Q2'18	Q2'17	Year-over-Year % Change	Year-over-Year % Change	Percentage Point Impact from Currency	Current Quarter Currency Impact (b)

Life Sciences and Applied Markets Group	$557	$522	7%	3%	4 ppts	$22

Diagnostics and Genomics Group	219	201	9%	4%	5 ppts	10

Agilent CrossLab Group	426	378	13%	7%	6 ppts	22

Agilent (Core)	$1,202	$1,101	9%	4%	5 ppts	$54

.
We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business.

(a) The constant currency year-over-year growth percentage is calculated by recalculating all periods in the comparison period at the foreign currency exchange rates used for accounting during the last month of the current quarter, and then using those revised values to calculate the year-over-year percentage change.

(b) The dollar impact from the current quarter currency impact is equal to the total year-over-year dollar change less the constant currency year-over-year change.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.